EXHIBIT 23.1

                         Independent Auditors' Consent

Board of Directors
Del Amo Savings Bank, FSB:

We consent to the inclusion in the registration statement on Form S-4 of City Holding Company of our report dated March 7, 1997, with respect to the balance sheets of Del Amo Savings Bank, FSB as of December 31, 1996 and 1995, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended, included herein, and to the reference to our firm under the heading "Experts" in the proxy statement.





Los Angeles, California                              KPMG Peat Marwick LLP
December 22, 1997